Exhibit 23.1

Deloitte & Touche LLP 111 South Wacker Drive Chicago, IL 60606-4301 USA

Tel: +1 312 486 1000 Fax: +1 312 486 1486 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 filed October 20, 2005 of our report dated February 28, 2006, appearing in the Annual Report on Form 10-K of CBOT Holdings, Inc. for the year ended December 31, 2005.

March 2, 2006